STOCK OPTION AGREEMENT

THIS AGREEMENT made the _____day of __________, 20__ (the “Date of Grant”).

BETWEEN:

SGB INTERNATIONAL HOLDINGS INC., of 909-6081 No. 3 Road, Richmond, BC V6Y 2B2

(the “Company”)

AND:

(the “Optionee”)

WHEREAS:

A. On October 27, 2010, the Board of Directors of the Company (the “Board”) approved and adopted the 2010 Stock Option Plan (the “Plan”), pursuant to which the Board is authorized to grant to directors, officers, employees and consultants stock options to purchase common shares of the Company;

B. On November 30, 2010, the shareholders approved the Plan at the Company’s annual and special meeting;

C. The Optionee Owners have been an employee, director, officer or consultant of the Company and the Company wishes the Optionee Owners to continue as an employee, director, officer or consultant and to continue to give to the Company the benefit of his services; and

D. The Company wishes to grant options to the Optionee to increase proprietary interest of the Optionee Owners in the Company.

NOW THEREFORE, in consideration of the premises and of the covenants and conditions set forth in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by the parties), the parties hereby agree as follows:

1.	In this Agreement, the following terms shall have the following meanings:

	(a)	“Expiry Date” means 5:00 p.m., Pacific Standard Time, on the date set forth in Column III of the Table contained in the attached Schedule “A”;

(b)

“Notice of Exercise” means a notice in writing addressed to the Company at its address shown on page 1 of this Agreement, which notice shall specify the number of Optioned Shares in respect of which the Option is being exercised;

(c)	“Option” means the irrevocable right and option to purchase, from time to time, all or any part of the Optioned Shares granted to the Optionee Owners by the Company pursuant to paragraph 2 hereof;

(d)	“Optioned Shares” means the number of common shares of the Company set forth in Column I of the Table contained in the attached Schedule “A”, that are subject to the Option; and

(e)	“Shares” means common shares in the capital stock of the Company.

2.

The Company hereby grants to the Optionee, as an incentive and in consideration of his services, subject to the terms and conditions hereinafter set forth, the Option to purchase the number of Optioned Shares as set forth in Column I of the Table contained in the attached Schedule “A” at the price per Optioned Share as set forth in Column II of the Table contained in the attached Schedule “A”.

3.	The Option shall expire and terminate and be of no further force or effect whatsoever on the Expiry Date.

4.

In the event of the death of all of the Optionee Owners on or prior to the Expiry Date, the Option, or such part thereof as remains unexercised, may be exercised by the personal representative of the Optionee at any time prior to the earlier to occur of

	(a)	5:00 p.m., Pacific Standard time on the first anniversary of the date of death of the last of the Optionee Owners; or

	(b)	the Expiry Date.

5.

If all of the Optionee Owners cease to be a director, officer, employee or consultant of the Company prior to the Expiry Date, the Option shall expire on the earlier of (a) 5:00 p.m. Pacific Standard time on the ninetieth day after the date upon which the last of the Optionee Owners ceases to be a director, officer, employee or consultant of the Company or (b) the Expiry Date. If the last of the Optionee Onwers ceases to be a director, officer, employee or consultant of the Company for cause, the Option will expire at the time the Company gives the last of the Optionee Owners notice of termination for cause.

6.

Subject to the provisions hereof, the Option shall be exercisable in whole or in part (at any time and from time to time as aforesaid) by the Optionee or its personal representative giving a Notice of Exercise together with payment (by cash or by certified cheque made payable to the Company) in full of the purchase price for the number of Optioned Shares specified in the Notice of Exercise.

7.

Upon the exercise of all or any part of the Option, the Company shall forthwith cause the registrar and transfer agent of the Company to deliver to the Optionee or his personal representative, within 10 days following receipt by the Company of the Notice of Exercise, a certificate in the name of the Optionee or his personal representative representing the number of Optioned Shares specified in the Notice of Exercise in respect of which the Company has received payment.

8.

The Company shall not be obligated to cause the issuance, transfer or delivery of a certificate or certificates representing Optioned Shares to the Optionee, until provision has been made by the Optionee, to the satisfaction of the Company, for the payment of the aggregate exercise price for all Optioned Shares for which the Option shall have been exercised, and for satisfaction of any tax withholding obligations associated with such exercise.

9.

Nothing herein contained shall obligate the Optionee to purchase any Optioned Shares except those Optioned Shares in respect of which the Optionee shall have exercised his Option in the manner hereinbefore provided.

10.

In the event of any forward split, redivision or change of the Shares of the Company at any time prior to the Expiry Date into a greater number of Shares, the Company shall deliver at the time of any exercise thereafter of the Option such additional number of Shares as would have resulted from such forward split, redivision or change if such exercise of the Option had been made prior to the date of such subdivision, redivision or change.

11.

In the event of any subdivision, consolidation or change of the Shares of the Company at any time prior to the Expiry Date into a lesser number of Shares, the number of Shares deliverable by the Company on any exercise thereafter of the Option shall be reduced to such number of Shares as would have resulted from such subdivision, consolidation or change if such exercise of the Option had been made prior to the date of such subdivision, consolidation or change.

12.

The Optionee shall have no rights whatsoever as a shareholder in respect of any of the Optioned Shares (including any right to receive dividends or other distribution therefrom or thereon) except in respect of which the Option has been properly exercised in accordance with paragraph 6 hereof.

13.	Time shall be of the essence of this Agreement.

14.	This Agreement shall enure to the benefit of and be binding upon the Company, its successors, and the Optionee and his personal representative to the extent provided in paragraph 4 hereof.

15.

Subject to paragraph 4, this Agreement shall not be transferable or assignable by the Optionee or his personal representative and the Option may be exercised only by the Optionee or his personal representative.

16.	This Agreement and any amendments are subject to the provisions of the Plan.

17.	This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

18.

Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date set forth on page one of this Agreement.

This Agreement is dated as of the day and year first above written.

SGB INTERNATIONAL HOLDINGS INC.

Per: __________________
        Xin Li, President

WITNESSED BY:	)
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SCHEDULE A

TABLE OF OPTIONS
NAME OF OPTIONEE

Column I No. of Optioned Shares	Column II Exercise Price	Column III Expiry Date

TO:     SGB INTERNATIONAL HOLDINGS INC.
            909-6081 No. 3 Road, Richmond, BC V6Y 2B2

NOTICE OF EXERCISE

This Notice of Election to Exercise shall constitute proper notice pursuant to Section 2.2 of SGB International Holdings Inc.’s (the “Company”) 2010 Stock Option Plan (the “Plan”) and Section 1(b) of that certain Stock Option Agreement (the “Agreement”) dated as of _______________, 20___, between the Company and the undersigned. The undersigned hereby elects to exercise Optionee's option to purchase:

Shares
$	Exercise Price per Share
$	Aggregate Consideration
Withholding Tax
$	Total amount payable

The Optionee hereby directs the Company to issue, register and deliver the certificates representing the shares as follows:

Registration Information:	Delivery Instructions:

Name to appear on certificates	Name

Address	Address

City, Province, Postal Code	City, Province, Postal Code

Telephone Number:

DATED at ____________________, the _____day of _______________, 20___.

(Name of Optionee – Please type or print)

X
(Signature and, if applicable, Office)

(Address of Optionee)

(City, Province, and Postal Code of Optionee)

(e-mail or fax number)